Exhibit 99.1

Aeglea BioTherapeutics Prices Public Offering of Common Stock

AUSTIN, Texas, April 18, 2018 — Aeglea BioTherapeutics, Inc., (Nasdaq:AGLE) a clinical-stage biotechnology company that designs and develops innovative human enzyme therapeutics for patients with rare genetic diseases and cancer, today announced the pricing of its underwritten public offering of 4,500,000 shares of common stock at a public offering price of $8.00 per share, with expected gross proceeds to Aeglea of $36 million. The offering is expected to close on April 23, 2018, subject to customary closing conditions.

Evercore Group L.L.C. and BMO Capital Markets Corp. are acting as joint book-running managers. JonesTrading Institutional Services LLC is acting as the lead manager.

Aeglea intends to use the net proceeds from the offering for general corporate purposes, which may include funding new and ongoing research and development, capital expenditures, accelerating manufacturing and regulatory activities, initializing commercialization infrastructure and increasing working capital. In addition, Aeglea has granted the underwriters of the offering a 30-day option to purchase up to an additional 675,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

The common stock is being offered by Aeglea pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC). The common stock may be offered only by means of a prospectus, including a prospectus supplement, that form a part of the effective registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus, and when available, the final prospectus supplement and accompanying base prospectus may also be obtained from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by e-mail at: ecm.prospectus@evercore.com or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036, by telephone at 800-414-3627, or by email at bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Aeglea, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aeglea BioTherapeutics

Aeglea is a clinical-stage biotechnology company that designs and develops innovative human enzyme therapeutics for patients with rare genetic diseases and cancer. The company is developing pegzilarginase, its lead investigational therapy, for the treatment of Arginase 1 Deficiency, as monotherapy in arginine-dependent cancers and in combination with an immune checkpoint inhibitor for small cell lung cancer. In addition, Aeglea has an active research pipeline of other human enzyme-based approaches in both therapeutic areas.

Safe Harbor / Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, statements we make regarding our intention to conduct an offering and sale of securities, ability to complete the offering and expected use of proceeds. Further information on potential risk factors that could affect our business and its financial results are detailed in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact:

David Calusdian

Sharon Merrill Associates

617.542.5300

AGLE@investorrelations.com

Investor Contact:

Charles N. York II

Chief Financial Officer

Aeglea BioTherapeutics

investors@aegleabio.com

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